Exhibit 99.1

Contact:
Christopher Keenan or Jay Carlson

Peregrine Pharmaceuticals, Inc.

(800) 987-8256

info@peregrineinc.com

PEREGRINE PHARMACEUTICALS PROVIDES UPDATE ON CORPORATE ACTIVITIES

-- Company Replaces Prior Loan Facility with Over $14 Million in Financing Proceeds Received Since September 27th--

-- Growing Contract Manufacturing Business Remains on Track for Record Revenue Year --

-- Multiple Near-Term Clinical Milestones Anticipated While Company Continues a Detailed Review of Discrepancies in Patient Treatment Group Coding in Earlier Second-Line NSCLC Trial --

TUSTIN, CA – October 17, 2012 -- Peregrine Pharmaceuticals (NASDAQ: PPHM), a biopharmaceutical company developing first-in-class monoclonal antibodies focused on the treatment and diagnosis of cancer, today provided a company update on financing activities, its contract manufacturing business and upcoming potential clinical milestones.

Financial Update

Since September 27, 2012, the company has raised $14.3 million in gross proceeds in order to replace the initial funding it repaid under an earlier loan facility. The funds were raised under an At Market Sales Issuance Agreement with McNicoll, Lewis & Vlak LLC at an average price per share of $0.93. The company issued no warrants in connection with the At Market Sales Issuance Agreement. Based on current financial projections for ongoing clinical trials and operations including cash inflows under signed contracts with Avid’s existing customers, and assuming the company does not receive additional proceeds from other potential sources of capital, this funding should provide the company with sufficient capital to reach potential upcoming clinical and development milestones through the third quarter of calendar year 2013.

Avid Bioservices Update

Avid Bioservices continues to be an integral part of our corporate strategy. Avid is on track for a record revenue year with projections in excess of $15 million for fiscal year 2013. In September 2012, Avid announced that it had signed a contract with Advanced BioScience Laboratories, Inc. to provide development and large-scale manufacturing services to support cGMP production of the gp145 HIV envelope protein, as a component of a preventive vaccine against HIV infection. With existing and recently signed business, Avid’s backlog for services is in excess of $30 million covering services to be performed during the remainder of fiscal year 2013 and fiscal year 2014.

Clinical Pipeline Update

Bavituximab Oncology Program

There are currently seven ongoing clinical trials for our lead oncology product bavituximab, including two randomized Phase II clinical trials sponsored by Peregrine and five independent Investigator-Sponsored Trials (or ISTs). With this number of ongoing clinical trials, Peregrine is well positioned for constant clinical news flow for the remainder of 2012 and into 2013. Peregrine expects to have important median overall survival (OS) data from two of its randomized Phase II trials in front-line non-small cell lung cancer (NSCLC) and pancreatic cancer towards year-end or early next calendar year. Both of these trials are open-label, Phase II clinical trials evaluating bavituximab plus chemotherapy versus chemotherapy alone.

The ongoing ISTs include:

•	The Phase II portion of a Phase I/II IST investigating bavituximab in combination with sorafenib in up to 48 patients with advanced hepatocellular carcinoma (liver cancer).

•	A Phase I/II IST evaluating bavituximab in combination with cabazitaxel in up to 31 patients with second-line castration-resistant prostate cancer.

•	A Phase Ib IST evaluating bavituximab in combination with carboplatin and pemetrexed in up to 21 patients with previously untreated Stage IV NSCLC.

•	A Phase I IST evaluating bavituximab in combination with paclitaxel in up to 14 patients with HER2-negative metastatic breast cancer.

•	A Phase I IST evaluating bavituximab in combination with capecitabine and radiation therapy in up to 18 patients with Stage II or III rectal adenocarcinoma.

While continuing to oversee these ongoing clinical trials, Peregrine is also conducting a detailed internal review into the discrepancies tied to the randomized, double-blind placebo-controlled Phase II trial of bavituximab in second-line NSCLC that were discovered as part of the routine collection of data in advance of the company’s end-of-Phase II meeting with regulatory authorities. The goal of this review is to gain a thorough understanding of the events leading up to, including and following the patient treatment group assignments and investigational drug coding and distribution. This review includes the testing of investigational product, patient samples, reviewing the operations of multiple vendors, among other activities. Investors are reminded not to rely on clinical data that the company disclosed on or before September 7, 2012 regarding this trial.

PS-Targeting Molecular Imaging Program

The company continues to enroll patients as part of its exploratory trial of an experimental phosphatidylserine (PS)-targeting molecular imaging candidate, 124I-PGN650, in the imaging of multiple solid tumor types. The primary goal of the trial is to estimate radiation dosimetry in critical and non-critical organs. Secondary objectives of the trial are tumor imaging and safety.

Cotara® Program

Peregrine continues to have discussions with the U.S. Food and Drug Administration surrounding the pivotal trial design for its single-administration approach to treating recurrent glioblastoma multiforme (GBM). The company plans to seek partners both in the U.S. and internationally to support the development of Cotara for this deadly form of brain cancer.

Annual Stockholders Meeting Update

Peregrine’s Annual Meeting of Stockholders will take place at 10:00 am Pacific Daylight Time (PDT) on Thursday, October 18, 2012 at the Wyndham Orange County Hotel, 3350 Avenue of The Arts in Costa Mesa, California. The company will conduct formal business as outlined in the Notice of Annual Meeting of Stockholders and will provide a company overview. The company overview portion of the meeting will be available by webcast and conference call (access information provided below). With the internal review of discrepancies surrounding patient treatment code assignments from its Phase II trial of bavituximab in second-line NSCLC still ongoing, management will not be making any statements or taking questions regarding this trial, the internal review or any other matters related thereto. Persons wishing to attend the Annual Meeting of Stockholders will be required to show a photo identification card and provide either proof of ownership of Peregrine stock as of the record date of August 22, 2012 (such as a Proxy Card or Voter Instruction Card) or sign a company-provided certification verifying status as a stockholder as of the record date. Attendees are asked to arrive 10-15 minutes early to accommodate the registration process and to ensure a prompt start to the meeting at 10:00 am PDT.

Webcast and Conference Call Information

Peregrine will host a webcast and conference call beginning at 10:10 am PDT (1:10 pm Eastern Daylight Time) on Thursday, October 18, 2012.

•	To listen to the live webcast, or access the archived webcast, please visit: http://ir.peregrineinc.com/events.cfm.

•	To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Peregrine Pharmaceuticals conference call. A replay of the call will be available starting approximately two hours after the conclusion of the call through October 25, 2012 by calling (855) 859-2056, or (404) 537-3406 and using passcode 43418967.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials focused on the treatment and diagnosis of cancer. The company is pursuing multiple clinical programs in cancer with its lead product candidate bavituximab and novel brain cancer agent Cotara®. Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that final data from the randomized, double-blind, placebo-controlled Phase IIb may never support future development in second-line NSCLC, the risk that the company may not have or raise adequate financial resources to sustain its operations, the risks associated with the recently filed class action lawsuits or potential regulatory investigations due to the uncertainty created by the above referenced discrepancies, the risk that Avid's revenue growth may slow or decline, the risk that Avid may experience technical difficulties in processing customer orders which could delay delivery of products to customers and receipt of payment, and the risk that one or more existing Avid customers, including those with committed manufacturing or representing its backlog, terminates its contract prior to completion. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the our SEC reports including, but not limited to, the annual report on Form 10-K for the fiscal year ended April 30, 2012 and quarterly report on Form 10-Q for the quarter ended July 31, 2012. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.